UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2021

Diamond S Shipping Inc.

(Exact name of registrant as specified in charter)

Republic of the Marshall Islands	1-38771	94-1480128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Benedict Place, Greenwich, CT	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 413-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.001 par value per share	DSSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 13, 2021, Diamond S Shipping Inc., a Marshall Islands corporation (the “Company” or “Diamond S”), held a virtual special meeting of shareholders (the “Special Meeting”) to consider and vote the following proposals: (1) a proposal to approve the Agreement and Plan of Merger, dated as of March 30, 2021 (the “Merger Agreement”), entered into by and between International Seaways, Inc. (“Seaways”), Dispatch Transaction Sub, Inc. (“Merger Sub”) and the Company (the “Diamond S Merger Proposal”); (2) a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to the Company’s named executive officers in connection with the merger contemplated by the Merger Agreement (the “Diamond S Merger-Related Compensation Proposal”) and (3) a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Diamond S special meeting to approve the Diamond S Merger Proposal (the “Adjournment Proposal”, together with the Diamond S Merger Proposal and the Diamond S Merger-Related Compensation Proposal, the “Proposals”).

Prior to the Special Meeting, the Company delivered a joint proxy statement/prospectus to its shareholders describing the Special Meeting, the Proposals and related information. The proxy statement was filed with the U.S. Securities and Exchange Commission on June 11, 2021.

As of the close of business on June 11, 2021, the record date for the Special Meeting, there were 40,610,671 shares of common stock, par value $0.001 per share, outstanding and entitled to vote at the Special Meeting. A total of 26,659,638 shares of Diamond S common stock were represented either in person or by proxy at the Special Meeting, representing approximately 65.64% of the shares of the total outstanding eligible votes, and therefore a quorum was declared to be present. At the Special Meeting, the Company’s shareholders voted on the following matters and cast their votes as described below.

Proposal 1: Diamond S Merger Proposal

The proposal was approved by the following vote:

Votes For	Votes Against	Abstentions
26,552,123	81,951	25,564

Proposal 2: Diamond S Merger-Related Compensation Proposal

The proposal was approved by the following vote:

Votes For	Votes Against	Abstentions
25,817,099	315,034	527,505

Proposal 3: Diamond S Adjournment Proposal

The proposal was approved by the following vote, but an adjournment was not necessary in light of the adoption of the Merger Proposal.

Votes For	Votes Against	Abstentions
25,548,773	1,080,293	30,572

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND S SHIPPING INC.

By:	/s/ Lorraine Annucci
Name:	Lorraine Annucci
Title:	VP Accounting

Date: July 13, 2021